EXHIBIT 4.95


                             STOCK OPTION AGREEMENT

THIS AGREEMENT made the 18th day of November, 2005

BETWEEN:

                  SIN#: ________________

                  (herein called the "Director")

                                                               OF THE FIRST PART

AND:

                  AMADOR GOLD CORP
                  711-675 West Hastings St.
                  Vancouver, B.C., V6B 1N2

                  (herein called the "Company")

                                                              OF THE SECOND PART

WHEREAS.

A.       The Director is a member of the Board of Directors of the Company.

B. The Company wishes the Director to continue as a Director and to continue to receive the benefitof his services.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and other good and valuable consideration (the receipt whereof is hereby acknowledged) the parties hereto agree as follows:

1. In this Agreement, the following terms shall have the following meanings:

         (a)      "EXCHANGE" means the TSX Venture Exchange;

         (b)      "EXPIRY DATE" means NOVEMBER 17, 2010;

         (c) "NOTICE OF EXERCISE" means a notice in writing addressed to the Company at its address first recited, which notice shall specify therein the number of Optioned Shares in respect of which the Option is being exercised;

         (d) "OPTION" means the irrevocable right and option to purchase, from time to time, all or any part of the Optioned Shares granted to the Director by the Company pursuant to paragraph 2 hereof;

         (e) "OPTIONED SHARE" OR "OPTIONED SHARES" means the common shares of the Company, subject to the Option; and

         (f) "SHARES" means the common shares in the capital stock of the Company.

2. The Company hereby grants to the Director as an incentive and in consideration of his services and not in lieu of salary or any other compensation, the Option to purchase a total of _______________ at a price of $0.10 per Optioned Share, exercisable by the Director in whole or in part at any time before 5:00 o'clock p.m., Vancouver time, on the Expiry Date. Any shares issued on the exercise of the Option will be legended with a four-month Exchange hold period from NOVEMBER 18, 2005.

3. The Option shall, at 5:00 o'clock p.m., Vancouver time, on the Expiry Date, forthwith expire and terminate and be of no further force or effect whatsoever.

4. In the event of the death of the Director on or prior to the Expiry Date, the Option, or such part thereof as remains unexercised, may be exercised by the personal representative of the Director at any time prior to 5:00 o'clock p.m., Vancouver time, on the first anniversary of the date of death of the Director or prior to 5:00 o'clock p.m., Vancouver time, on the Expiry Date, whichever is earlier.

5. In the event the Director ceases to be a Director of the Company prior to the Expiry Date, the Option shall, at 5:00 p.m., Vancouver time, on the thirtieth day after the date upon which the Director ceases to be a Director of the Company, terminate and be of no further force or effect whatsoever.

6. Subject to the provisions hereof, the Option shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Director or his personal representative giving a Notice of Exercise (Schedule "A" attached hereto) together with payment in full (by cash or by certified cheque, made payable to the Company) of the purchase price for the number of Optioned Shares specified in the Notice of Exercise.

7. Upon the exercise of all or any part of the Option, the Company shall forthwith cause the registrar and transfer agent of the Company to deliver to the Director or his personal representative within ten (10) days following receipt by the Company of the Notice of Exercise a certificate(s) in the name of the Director or his personal representative representing, in aggregate, the number of Optioned Shares specified in the Notice of Exercise and in respect of which the Company has received payment.

8. Nothing herein contained shall obligate the Director to purchase any Optioned Shares except those Optioned Shares in respect of which the Director shall have exercised his Option in the manner hereinbefore provided.

9. In the event of any subdivision, redivision or change of the Shares of the Company at any time prior to the Expiry Date into a greater number of Shares, the Company shall deliver at the time of any exercise thereafter of the Option such additional number of Shares as would have resulted from such subdivision, redivision or change if such exercise of the Option had been made prior to the date of such subdivision, redivision or change.

10. In the event of any consolidation or change of the Shares of the Company at any time prior to the Expiry Date into a lesser number of Shares, the number os Shares deliverable by the Company on any exercise thereafter of the Option shall be reduced to such number of Shares as would have resulted from such consolidation or change if such exercise of the Option had been made prior to the date of such consolidation or change.

11. The Director shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Option has been properly exercised in accordance with paragraph 6 hereof.

12.      Time shall be of the essence of this Agreement.

13. This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Director and his personal representative to the extent provided in paragraph 4 hereof.

14. Subject to paragraph 4, this Agreement shall not be assignable or transferable by the Director or his personal representative and the Option may be exercised only by the Director or his personal representative.

15. If at any time during the continuance of this Agreement, the parties hereto shall deem it necessary or expedient to make any alteration or addition to this Agreement they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof and which shall be subject to acceptance by the Exchange and ratification and approval by the shareholders of the Company.

16. The granting of the Option and the terms and conditions hereof shall be subject to the rules and policies of the Exchange.

17. Wherever the plural or masculine are used throughout this Agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic or corporate where the context of the parties thereto require.

18. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

19. This Agreement supersedes, terminates and cancels any and ail previous agreements, representations or warranties, written or oral, between the parties relating to stock options granted to the Director.

SIGNED, SEALED AND DELIVERED            )
by the Director in the presence of:     )
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Name                                    )
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Address                                 )
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Occupation


AMADOR GOLD CORP.

Per:

/s/ Richard W. Hughes
---------------------------
Richard W. Hughes, Director

                                   SCHEDULE"A"

                               NOTICE OF EXERCISE

TO:               Amador Gold Corp.
                  711-675 West Hastings St.
                  Vancouver, B.C., V6B 1N2

I.       Exercise of Option

The undersigned hereby irrevocably gives notice of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)      all of the Shares; or

(b) ___________________ of the Shares which are the subject of the option certificate attached hereto.

Calculation of total Exercise Price:

(i)      number of Shares to be acquired on exercise: ________________ shares

(ii)     times the Exercise Price per Share: ________________

         Total Exercise Price, as enclosed herewith: ________________

The undersigned tenders herewith a cheque or bank draft (circle one) in the amount of $ _____________ payable to Amador Gold Corp. in an amount equal to the total Exercise Price of the Shares, as calculated above, and directs the Company to issue the share certificate evidencing the Shares in the name of the undersigned to be mailed to the undersigned at the following address:

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All capitalized terms, unless otherwise defined in this exercise notice, will have the meaning provided in the Plan.

DATED the _______ day of ________________, ______________


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Witness                                      Signature of Option Holder

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Name of Witness (Print)                      Name of Option Holder (Print)